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                                                                   EXHIBIT 10.47



                               SUBSIDIARY GUARANTY


                  This SUBSIDIARY GUARANTY is entered into as of June 29, 1995, by INMAC S.A., a French corporation, INMAC HOLDINGS LIMITED., a limited liability company organized under the laws of the United Kingdom and registered in England and Wales, INMAC (U.K). LIMITED a limited liability company organized under the laws of the United Kingdom and registered in England and Wales, INMAC AKTIEBOLAG, a corporation organized under the laws of Sweden and INMAC GESELLSCHAFT MIT BESCHRaNKTER HAFTUNG, a corporation organized under the laws of Germany (each a "SUBSIDIARY GUARANTOR" and together the "SUBSIDIARY GUARANTORS"), in favor of and for the benefit of The Prudential Insurance Company of America, as the original purchaser (the "PURCHASER") of the Notes (as hereinafter defined) and all subsequent Noteholders.

                                    RECITALS

                  A. Inmac, B.V., a corporation organized under the laws of The Netherlands, ("COMPANY"), has entered into that certain Note Agreement dated as of June 29, 1995 with the Purchaser (said Note Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "NOTE AGREEMENT").

                  B. Each of the Subsidiary Guarantors and the Company is a wholly owned Subsidiary of Inmac Corp., a Delaware corporation ("PARENT").

                  C. The proceeds of the Notes will be advanced either to the Subsidiary Guarantors or to repay indebtedness of the Parent, a significant portion of which the Subsidiary Guarantors have guaranteed, and thus the Guaranteed Obligations (as hereinafter defined) are being incurred for and will inure to the benefit of each of the Subsidiary Guarantors (which benefits are hereby acknowledged). Parent is entering into a Guaranty dated as of June 29, 1995 (the "PARENT GUARANTY") pursuant to which it is guaranteeing the obligations of Company under the Note Agreement and the Notes.

                  D. It is a condition precedent to the purchase of the Notes under the Note Agreement that Company's obligations thereunder be guaranteed by each of the Subsidiary Guarantors.


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                  E. Each of the Subsidiary Guarantors is willing irrevocably and unconditionally to guaranty such obligations of Company.

                  NOW, THEREFORE, based upon the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Purchaser to enter into the Note Agreement and to purchase the Notes thereunder, each of the Subsidiary Guarantors hereby jointly and severally agrees as follows:

SECTION 1.  DEFINITIONS

         1.1 CERTAIN DEFINED TERMS. Capitalized terms defined in the Note Agreement or the Parent Guaranty and not otherwise defined herein shall have the respective meanings assigned to them in the Note Agreement and the Parent Guaranty.

         1.2      INTERPRETATION.

                  (a) References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Subsidiary Guaranty unless otherwise specifically provided. Except as otherwise specified herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them under GAAP.

                  (b) In the event of any conflict or inconsistency between the terms, conditions and provisions of this Subsidiary Guaranty and the terms, conditions and provisions of the Note Agreement, the terms, conditions and provisions of this Subsidiary Guaranty shall prevail.

SECTION 2.  THE GUARANTY

         2.1 GUARANTY OF THE GUARANTEED OBLIGATIONS. Subject to the provisions of subsection 2.2, each of the Subsidiary Guarantors hereby, jointly and severally, irrevocably and unconditionally guarantees, as primary obligor and not merely as surety, the due and punctual payment in full of all Guaranteed Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of any automatic stay under
Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a) or under any similar provisions of any applicable Bankruptcy Law. The term "GUARANTEED OBLIGATIONS" is used herein in its most comprehensive sense and includes:


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                  (a) any and all liabilities or other obligations of Company in respect of or under the Notes, including principal of, interest on and Yield Maintenance Amounts in respect of, the Notes (and in the currencies in which the Notes may be denominated), or any other Note Document, including legal fees and expenses of counsel, allocated costs of internal counsel, indemnities, and other fees and costs, whether such liabilities or other obligations be absolute or contingent, liquidated or unliquidated, due or not due, or in existence on the date hereof or arising hereafter (including pursuant to any renewal, extension or modification of any Note or Note Document); and

                  (b) those expenses set forth in subsection 2.8 hereof.

         2.2 CONTRIBUTION BY A SUBSIDIARY GUARANTOR. Each of the Subsidiary Guarantors under this Subsidiary Guaranty, and each guarantor under other guaranties, if any, relating to the Note Agreement, including the Parent Guaranty (the "RELATED GUARANTIES") which contain a contribution provision similar to that set forth in this subsection 2.2, together desire to allocate among themselves (collectively, the "CONTRIBUTING GUARANTORS"), in a fair and equitable manner, their obligations arising under this Subsidiary Guaranty and the Related Guaranties. Accordingly, in the event any payment or distribution is made on any date by a Subsidiary Guarantor under this Subsidiary Guaranty or a guarantor under a Related Guaranty (a "FUNDING GUARANTOR") that exceeds its Fair Share (as defined below) as of such date, that Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the amount of such other Contributing Guarantor's Fair Share Shortfall (as defined below) as of such date, with the result that all such contributions will cause each Contributing Guarantor's Aggregate Payments (as defined below) to equal its Fair Share as of such date. "FAIR SHARE" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (i) the ratio of
(x) the Fair Share Contribution Amount (as defined below) with respect to such Contributing Guarantor to (y) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors, multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Subsidiary Guaranty and the Related Guaranties in respect of the obligations guaranteed. "FAIR SHARE SHORTFALL" means, with respect to a Contributing Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Contributing Guarantor over the Aggregate Payments of such Contributing Guarantor. "FAIR SHARE CONTRIBUTION AMOUNT" means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Subsidiary Guaranty and/or the Related Guaranties, as applicable, that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or


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conveyance under (but only to the extent applicable) Section 548 of Title 11 of the United States Code or any comparable or similar provisions of law applicable to such Contributing Guarantor; provided that, solely for purposes of calculating the "Fair Share Contribution Amount" with respect to any Contributing Guarantor for purposes of this subsection 2.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder or under any similar provision contained in a Related Guaranty shall not be considered as assets or liabilities of such Contributing Guarantor. "AGGREGATE PAYMENTS" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (i) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Subsidiary Guaranty and/or the Related Guaranties (including in respect of this subsection 2.2 or any similar provision contained in a Related Guaranty) minus (ii) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this subsection 2.2 or any similar provision contained in a Related Guaranty. The amounts payable as contributions hereunder and under similar provisions in the Related Guaranties shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this subsection 2.2 or any similar provision contained in a Related Guaranty shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder or under a Related Guaranty. Each Contributing Guarantor under a Related Guaranty is a third party beneficiary to the contribution agreement set forth in this subsection 2.2. In determining the Fair Share Contribution Amount of the Contributing Guarantors, the Contributing Guarantors have agreed amongst themselves, and by their acceptance of this Subsidiary Guaranty, each holder of the Note agrees, that notwithstanding the foregoing provisions of this subsection 2.2 any demand for payment of any Guaranteed Obligation by Subsidiary Guarantor under this Subsidiary Guaranty may be satisfied by payment(s) strictly in accordance with such request by any other Subsidiary Guarantor in accordance with the terms of this Subsidiary Guaranty; provided that such allocation amongst the Contributing Guarantors shall in no manner limit or restrict the ability and right of the Noteholders to make claims under the Related Guarantees or limit the liability of the Contributing Guarantors under the Related Guarantees and is intended solely as a limit amongst the Contributing Guarantors on the allocation mechanism described in this subsection 2.2.

         2.3 PAYMENT BY SUBSIDIARY GUARANTOR; APPLICATION OF PAYMENTS. Subject to the provisions of subsection 2.2, each Subsidiary Guarantor hereby agrees, in furtherance of the foregoing and not in limitation of any other right which any Person may have at law or in equity against any Subsidiary Guarantor by virtue hereof, that upon the failure of Company, Parent or any other Subsidiary Guarantor


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to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)), or the equivalent provision of any other applicable bankruptcy or insolvency law, any Subsidiary Guarantor will upon demand of any Noteholder pay, or cause to be paid, in cash, to such holder on a ratable basis, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for the filing of a petition in bankruptcy with respect to Company or a Subsidiary Guarantor, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against such debtor for such interest in any such bankruptcy proceeding) and all other Guaranteed Obligations then owed to/or Noteholders as aforesaid. All such payments shall be applied promptly from time to time:

                  First, to the payment of the costs and expenses of any collection, enforcement or other realization under this Subsidiary Guaranty, including reasonable compensation to, and all expenses, liabilities and advances made or incurred by, any agent or counsel acting on behalf of the Noteholders in connection therewith;

                  Second, to the payment of all other Guaranteed Obligations;
         and

                  Third, after payment in full of all Guaranteed Obligations, to the payment to Subsidiary Guarantor, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such payments.

         2.4 LIABILITY OF EACH SUBSIDIARY GUARANTOR ABSOLUTE. Each Subsidiary Guarantor agrees that its obligations hereunder are joint and several, irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Subsidiary Guarantor agrees as follows:

                  (a) This Subsidiary Guaranty is a guaranty of payment when due and not of collectibility.

                  (b) Any Noteholder may enforce this Subsidiary Guaranty upon the occurrence of any Event of Default notwithstanding the existence of any


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         dispute between Noteholders and Company with respect to the existence of such Event of Default.

                  (c) The obligations of each Subsidiary Guarantor hereunder are independent of the respective obligations of Company, Parent or the other Subsidiary Guarantors under the Note Documents and a separate action or actions may be brought and prosecuted against any Subsidiary Guarantor whether or not any action is brought against Company, Parent or any of the other Subsidiary Guarantors and whether or not Company, Parent or any of the other Subsidiary Guarantors is joined in any such action or actions.

                  (d) Any Subsidiary Guarantor's payment of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge such Subsidiary Guarantor's liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if any Noteholder is awarded a judgment in any suit brought to enforce any Subsidiary Guarantor's covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Subsidiary Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit.

                  (e) Any Noteholder, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability of this Subsidiary Guaranty or giving rise to any reduction, limitation, impairment, discharge or termination of any Subsidiary Guarantor's liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations, (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment of this Subsidiary Guaranty or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of any Noteholder in respect of this Subsidiary Guaranty or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that Noteholders, or any of them, may have against any



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         such security, as such Noteholder(s) in its or their sole discretion may determine consistent with the Note Documents and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Subsidiary Guarantor against Company or any security for the Guaranteed Obligations; and
         (vi) exercise any other rights available to it under any Note Document.

                  (f) This Subsidiary Guaranty and the obligations of each Subsidiary Guarantor hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including without limitation the occurrence of any of the following, whether or not any Subsidiary Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under any Note Document, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including without limitation provisions relating to events of default) of any Note Document, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms of any Note Document; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received without instruction from any source (other than payments received pursuant to any Note Document or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though Noteholders, or any of them, might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Noteholder's consent to the change, reorganization or termination of the corporate structure or existence of Parent and/or any Subsidiary Guarantor or any of their respective Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or


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         counterclaims which Company, Parent or any Subsidiary Guarantor may allege or assert against any Noteholder in respect of the Guaranteed Obligations, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor as an obligor in respect of the Guaranteed Obligations.

         2.5 WAIVERS BY SUBSIDIARY GUARANTORS. Each Subsidiary Guarantor hereby waives, for the benefit of Noteholders:

                  (a) any right to require Noteholders, as a condition of payment or performance by such Subsidiary Guarantor, to (i) proceed against Company, Parent or any of the other Subsidiary Guarantors or any other Person, (ii) proceed against or exhaust any security held from Company, Parent or any of the other Subsidiary Guarantors or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Noteholder in favor of Company, Parent or any of the other Subsidiary Guarantors or any other Person, or (iv) pursue any other remedy in the power of any Noteholder whatsoever;

                  (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Company, Parent or any of the other Subsidiary Guarantors including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Company, Parent or any of the other Subsidiary Guarantors from any cause other than payment in full of the Guaranteed Obligations;

                  (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

                  (d) any defense based upon any Noteholder's errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith;

                  (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Subsidiary Guaranty and any legal or equitable discharge of such Subsidiary Guarantor's obligations hereunder, (ii) the benefit of any statute of limitations affecting


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         such Subsidiary Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Noteholder protect, secure, perfect or insure any security interest or Lien or any property subject thereto;

                  (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Subsidiary Guaranty, notices of default under any Note Document, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Company, Parent or any of the other Subsidiary Guarantors and notices of any of the matters referred to in subsection 2.4 and any right to consent to any thereof; and

                  (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Subsidiary Guaranty.

         2.6 EACH SUBSIDIARY GUARANTOR'S RIGHTS OF SUBROGATION, CONTRIBUTION, ETC. Until the Guaranteed Obligations shall have been paid in full, no Subsidiary Guarantor shall withhold exercise of (a) any claim, right or remedy, direct or indirect, that such Subsidiary Guarantor now has or may hereafter have against Company or any of its assets in connection with this Subsidiary Guaranty or the performance by such Subsidiary Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (i) any right of subrogation, reimbursement or indemnification that such Subsidiary Guarantor now has or may hereafter have against Company, (ii) any right to enforce, or to participate in, any claim, right or remedy that any Noteholder now has or may hereafter have against Company, and (iii) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Noteholder, and (b) any right of contribution any Subsidiary Guarantor may have against any other guarantor of any of the Guaranteed Obligations. Each Subsidiary Guarantor further agrees that, to the extent the agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Subsidiary Guarantor may have against Company or against any collateral or security, and any rights of contribution such Subsidiary Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights Noteholders may have against Company, to all right, title and interest Noteholders may have in any such collateral or security, and to any



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right Noteholders may have against such other guarantor. Any Noteholder, on behalf of all Noteholders, may use, sell or dispose of any item of collateral or security as it sees fit without regard to any subrogation rights such Subsidiary Guarantor may have, and upon any such disposition or sale any rights of subrogation such Subsidiary Guarantor may have shall terminate. If any amount shall be paid to any Subsidiary Guarantor on account of any such subrogation, reimbursement or indemnification rights at any time when all Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust by such Subsidiary Guarantor for the benefit of Noteholders and shall forthwith be ratably paid over by such Subsidiary Guarantor to each Noteholder for credit to and application against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

         2.7 SUBORDINATION OF OTHER OBLIGATIONS. Any indebtedness of Company now or hereafter held by any Subsidiary Guarantor (other than royalty payments in the ordinary course of business) is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness of Company to any Subsidiary Guarantor collected or received by a Subsidiary Guarantor after an Event of Default has occurred and is continuing shall be held in trust by such Subsidiary Guarantor for the benefit of Noteholders and shall forthwith be ratably paid over to each Noteholder for credit to and application against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of such Subsidiary Guarantor under any other provision of this Subsidiary Guaranty.

         2.8 EXPENSES. Each Subsidiary Guarantor agrees to pay, or cause to be paid, on demand, and to save Noteholders harmless against liability for (i) any and all reasonable costs and expenses (including fees and disbursements of outside counsel and allocated costs of internal counsel) incurred or expended by any Noteholder in connection with the preparation of any subsequent modification of, or consent under, this Subsidiary Guaranty, whether or not such consent is granted; provided that with respect to amendments proposed by any Significant Holder prior to the occurrence of an Event of Default, such holder shall notify the Company and the Guarantor prior to engaging outside counsel to prepare such amendment, (ii) all reasonable costs and expenses (including outside counsel fees and allocated costs of internal counsel) incurred by any Noteholder in enforcement or preservation of any rights under this Subsidiary Guaranty and
(iii) any registration tax incurred in connection with the registration or filing of this Subsidiary Guaranty or any judgment with respect thereto; provided, however, that notwithstanding the foregoing, the Subsidiary Guarantors shall be obligated to pay the fees and expenses of only one outside law firm that is acting as counsel to Noteholders as a group, provided, that (A) in the event that Required Holders determine that legal advice or assistance is needed with respect to the laws of the jurisdiction in which any Subsidiary Guarantor is established, then the Noteholders shall have the right to retain an additional outside


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law firm in any such jurisdiction, (B) if any Noteholder reasonably determines that there exists a conflict of interest between itself and the other Noteholders it may engage separate counsel at the expense of the Subsidiary Guarantors. Further, in cases brought by individual Noteholders resulting from the failure of the Company to make payments in respect of their Notes, each Noteholder may, if it so elects, retain its outside counsel but the Subsidiary Guarantors shall only be liable for the fees and expenses of up to four outside law firms.

         2.9 CONTINUING GUARANTY; TERMINATION OF GUARANTY. This Subsidiary Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been paid in full. Each Subsidiary Guarantor hereby irrevocably waives any right to revoke this Subsidiary Guaranty as to future transactions giving rise to any Guaranteed Obligations.

         2.10 AUTHORITY OF EACH SUBSIDIARY GUARANTOR OR COMPANY. It is not necessary for any Noteholder to inquire into the capacity or powers of any Subsidiary Guarantor, Company or Parent or the officers, directors or any agents acting or purporting to act on behalf of any of them, including ABN Amro Securities.

         2.11 FINANCIAL CONDITION OF COMPANY. Any Notes may be issued by Company or other indebtedness incurred by it or any other of the Subsidiary Guarantors or renewed, extended, refinanced or otherwise continued from time to time without notice to or authorization from any Subsidiary Guarantor regardless of the financial or other condition of Company of such other of the Subsidiary Guarantors at the time of any such grant or continuation. Noteholders shall have no obligation to disclose or discuss with any Subsidiary Guarantor their assessment, or such Subsidiary Guarantor's assessment, of the financial condition of Company, Parent or any other of the Subsidiary Guarantors. Each Subsidiary Guarantor has adequate means to obtain information on a continuing basis concerning the financial condition of Company, Parent or any other of the Subsidiary Guarantors and their respective abilities to perform their obligations under the Note Documents, and each Subsidiary Guarantor assumes the responsibility for being and keeping informed of the financial condition of Company, Parent and each of the other Subsidiary Guarantors and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Subsidiary Guarantor hereby waives and relinquishes any duty on the part of any Noteholder to disclose any matter, fact or thing relating to the business, operations or conditions of Company, Parent or any of the other Subsidiary Guarantors now known or hereafter known by any Noteholder.

         2.12 RIGHTS CUMULATIVE. The rights, powers and remedies given to Noteholders by this Subsidiary Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to Noteholders by virtue of


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any statute or rule of law or in any Note Document or any other agreement between Parent, Company or any of the Subsidiary Guarantors and the Noteholders. Any forbearance or failure to exercise, and any delay by any Noteholder in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

         2.13 BANKRUPTCY; POST-PETITION INTEREST; REINSTATEMENT OF GUARANTY. (a) So long as any Guaranteed Obligations remain outstanding, no Subsidiary Guarantor shall, without the prior written consent of the Required Holder(s), commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency proceedings of or against Company, Parent or any of the other Subsidiary Guarantors. The obligations of any Subsidiary Guarantor under this Subsidiary Guaranty shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Company, Parent or any of the other Subsidiary Guarantors or by any defense which Company, Parent or such Subsidiary Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

                  (b) Each Subsidiary Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if said proceedings had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of such Subsidiary Guarantor that the Guaranteed Obligations which are guaranteed by such Subsidiary Guarantor pursuant to this Subsidiary Guaranty should be determined without regard to any rule of law or order which may relieve Company, Parent or any of the other Subsidiary Guarantors of any portion of such Guaranteed Obligations. Each Subsidiary Guarantor will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Noteholders, or allow the claim of each Noteholder in respect of, any such interest accruing after the date on which such proceeding is commenced.

                  (c) In the event that all or any portion of the Guaranteed Obligations are paid by Company and/or Parent and/or any of the other Subsidiary Guarantors, the obligations of each Subsidiary Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Noteholder as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes under this Subsidiary Guaranty.

         2.14 NOTICE OF EVENTS. As soon as any Subsidiary Guarantor obtains knowledge thereof, such Subsidiary Guarantor shall give Noteholders written notice of any condition or event which has resulted in (a) an event, development or change with respect to such Subsidiary Guarantor, Parent, Company or any of the other Subsidiary Guarantors that has resulted or could reasonably be expected to result in a Material Adverse Effect or (b) a breach of or noncompliance with any term, condition or covenant contained herein or in any Note Document.

         2.15 CERTAIN LIMITATIONS. (a) Section 2.1 of this Subsidiary Guaranty notwithstanding, the liability of Inmac Gesellschaft mit beschrankter Haftung under this Subsidiary Guaranty shall be limited at all times to the amount by which Inmac Gesellschaft mit beschrankter Haftung's equity (the calculation of which shall take into account the captions reflected in Section 266(3)A.I through V of the German Commercial Code) at that time exceeds Inmac Gesellschaft mit beschrankter Haftung's registered share capital (the "Surplus Equity") and further provided that in determining the Surplus Equity such liabilities shall not be valued below their true value and such assets shall not be valued above their true realizable value so that such liabilities under the Subsidiary Guaranty would at no time require the payment of any monies which are needed to maintain a net asset value which is at least equal to Inmac Gesellschaft mit beschrankter Haftung's registered share capital.

                  (b) Section 2.1 of this Subsidiary Guaranty notwithstanding, the liability of Inmac aktiebolag, under this Subsidiary Guaranty, shall be limited at all times by (i) the exclusion of such amounts as may be loaned, whether directly or indirectly by the Company or any other Subsidiary Guarantors to the Parent; the amounts loaned to the Parent shall, however, not exceed $8,000,000 and (ii) the amount which corresponds to the unrestricted equity of Inmac aktiebolag ("fritt eget kapital") calculated in accordance with Chapter 12, Section 2 of the Swedish Companies Act.

                  (c) Section 2.1 of this Subsidiary Guaranty notwithstanding, the maximum amount payable at any time by Inmac S.A. under this Subsidiary Guaranty (expressed in Dollars, determined as necessary in accordance with paragraph 11V of the Note Agreement) shall not exceed the Maximum Financial Capacity of Inmac S.A. at the time of such payment where "Maximum Financial Capacity" means, as of the time of its determination, an amount equal to the excess of (A) the equivalent in Dollars (as determined in accordance with paragraph 11V of the Note Agreement) of the Net Worth of Inmac S.A. over (B) $1,000,000 and where "Net Worth" means, with respect to Inmac S.A., its "capitaux propres" as determined in accordance with French generally accepted accounting principles as reflected in the annual financial statements for the most recently ended fiscal year of Inmac S.A.

SECTION 3.  REPRESENTATIONS AND WARRANTIES

                  In order to induce Noteholders to accept this Subsidiary Guaranty, to enter into the Note Agreement and to purchase the Notes and the Warrants, each Subsidiary Guarantor hereby severally represents and warrants to Noteholders that the following statements are true and correct:

         3.1 ORGANIZATION. Such Subsidiary Guarantor is a corporation duly organized and existing under the laws of jurisdiction named at the head of this Subsidiary Guaranty and each Subsidiary Guarantor has the corporate power to own its respective property and to carry on its respective business as now being conducted.

         3.2 ACTIONS PENDING. There is no action, suit, investigation or proceeding pending or, to the knowledge of such Subsidiary Guarantor, threatened against such Subsidiary Guarantor or any of its Subsidiaries, or any of its properties or rights, by or before any court, arbitrator or administrative or governmental body which might result in any Material Adverse Effect.

         3.3 CONFLICTING AGREEMENTS AND OTHER MATTERS. Neither Subsidiary Guarantors nor any of their respective Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which has or could reasonably have a Material Adverse Effect. Neither the execution nor delivery of this Subsidiary Guaranty nor compliance with the terms and provisions hereof will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of any Subsidiary Guarantor or any of its Subsidiaries pursuant to, the charter or by-laws of such Subsidiary Guarantor or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which such Subsidiary Guarantor or any of its Subsidiaries is subject. Neither any Subsidiary Guarantor nor any of their Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Debt of a Subsidiary Guarantor or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of such Subsidiary Guarantor of the type to be evidenced by this Subsidiary Guaranty except as set forth in the agreements listed in Schedule 3.3 attached hereto.

         3.4 PENSION PLANS. Each Foreign Pension Plan of such Subsidiary Guarantor has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. Neither such Subsidiary Guarantor nor any of its Subsidiaries has incurred any obligation in connection with the termination of or withdrawal from any Foreign Pension Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan for such Subsidiary Guarantor or its Subsidiaries, determined as of the end of such Subsidiary Guarantor's most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities.

         3.5 GOVERNMENTAL CONSENT. No circumstance in connection with the execution and delivery of this Subsidiary Guaranty, is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body in any jurisdiction in which such Subsidiary Guarantor is organized or does business.

         3.6 AUTHORIZATION AND ENFORCEABILITY. This Subsidiary Guaranty has been duly authorized by all necessary corporate action on the part of such Subsidiary Guarantor and has been duly executed and delivered by duly authorized officers thereof. This Subsidiary Guaranty constitutes the legally valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms, except that (i) enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting the rights of creditors generally and (ii) enforcement is subject to the effect of general principles of equity, whether applied by a court of law or equity.

         3.7 PARI PASSU NATURE. The obligations of such Subsidiary Guarantor hereunder do and will continue to rank pari passu with all other unsecured, senior obligations of such Subsidiary Guarantor except to the extent of Liens permitted by Section 5.4 of the Guaranty or the obligations listed in Schedule
3.18 of the Guaranty or that are mandatorily preferred under applicable law.

         3.8 SOLVENCY. None of such Subsidiary Guarantor's liability evidenced by this Subsidiary Guaranty was incurred with the intent to hinder, delay or defraud any of their respective creditors or any other Person to which it is, on or after the date hereof, indebted. Such Subsidiary Guarantor is not insolvent on the date hereof, and will not become insolvent as a result of becoming obligated hereunder. For purposes of this Section 3.8, the term "insolvent" means, with respect to any Person, the financial condition such that either (i) the sum of such Person's liabilities (including contingent and unliquidated liabilities computed in the manner set forth below) is greater than all of its property, at fair valuation or (ii) the present fair salable value of its assets is less than the amount that will be required to pay its probable liability on its existing Indebtedness as they become absolute and matured. Such Subsidiary Guarantor does not intend to incur, nor does it believe that it is incurring, Indebtedness beyond its ability to pay as such Indebtedness matures. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the known facts and circumstances existing at such time represents the amount that can reasonably be expected to become an actual or matured liability. Such Subsidiary Guarantor is not engaged in any business or transaction for which the property remaining with it after giving effect to such business or transaction would be an unreasonably small amount of capital.

         3.9 DISCLOSURE. Neither this Subsidiary Guaranty nor any other Note Document furnished to you by or on behalf of any Subsidiary Guarantor in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to any Subsidiary Guarantor or any of its Subsidiaries which now has or in the future may (so far as such Subsidiary Guarantor can now foresee) have a Material Adverse Effect and which has not been set forth in this Subsidiary Guaranty or in the Note Documents.

SECTION 4.  COVENANTS.

         4.1 INSPECTION OF PROPERTY. Each Subsidiary Guarantor covenants that it will permit any duly authorized representative of any Inspecting Holder in writing to visit and inspect any of its or any of its Subsidiaries' properties, to examine their corporate books and financial records and make copies thereof or extracts therefrom and to discuss any of their affairs, finances and accounts with the principal officers of such Subsidiary Guarantor or such Subsidiary and its independent public accountants, all at such reasonable times and as often as such Inspecting Holder may reasonably request. Access to material, non-public information may be conditioned on such Inspecting Holder's execution and delivery to such Subsidiary Guarantor or such Subsidiary of a Confidentiality Agreement. The costs and expenses associated with the exercise of any rights under this Section 4.1 shall be borne by such Inspecting Holder, unless and until either a Default or Event of Default has occurred under the Note Agreement or a breach or default has occurred hereunder, in which event the reasonable costs and expenses shall be borne by such Subsidiary Guarantor. Delivery of material non-public information shall be conditioned on such Significant Holder's execution and delivery of a Confidentiality Agreement as required under paragraph 11D of the Note Agreement (to the extent such holder has not already done so). The

Inspecting Holders shall use reasonable efforts to coordinate their inspections and requests for copies so as, to the extent they can, to avoid unnecessary duplication.

         4.2 COVENANT TO SECURE EQUALLY. Each Subsidiary Guarantor covenants that if it shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of Section 5.4 of the Parent Guaranty, it will make or cause to be made effective provision whereby this Subsidiary Guaranty will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured.

         4.3 ROYALTY ARRANGEMENTS. Each Subsidiary Guarantor covenants that it will maintain the existing royalty arrangements between it and Parent on terms no less favorable to Parent than those that exist on the date hereof and as are set forth in Schedule 4.10 to the Parent Guaranty, except for changes, to the extent necessary, to minimally comply with applicable legal requirements; provided in no event shall such changes terminate or substantially reduce the minimum fixed royalty payments to Parent.

         4.4 OTHER COVENANTS. Each Subsidiary Guarantor covenants that it will perform or otherwise comply with the covenants set forth in Sections 4 and 5 of the Parent Guaranty, to the extent such covenants specifically apply to Subsidiaries of the Parent or the Company, and such covenants shall be binding on the Subsidiary Guarantor as if restated herein in their entirely and made applicable to each Subsidiary Guarantor mutatis mutandis.

SECTION 5.  MISCELLANEOUS

         5.1 SURVIVAL OF WARRANTIES. All agreements, representations and warranties made herein shall survive the execution and delivery of this Subsidiary Guaranty and the other Note Documents.

         5.2 NOTICES. All written communications provided for hereunder shall be sent by international or nationwide (as applicable) overnight delivery service (with charges prepaid) and (i) if to a Noteholder, addressed to it in accordance with paragraph 11I of the Note Agreement, and (iii) if to any Subsidiary Guarantor, addressed to it at the address specified on the signature page hereof or at such other address as such Subsidiary Guarantor shall have specified to the holder of each Note in writing; provided, however, that any such communication to any Subsidiary Guarantor may also, at the option of the holder of any Note, be delivered by any other means either to such Subsidiary Guarantor at the address specified above or to any director or officer of such Subsidiary Guarantor.

         5.3 SEVERABILITY. In case any provision in or obligation under this Subsidiary Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         5.4 AMENDMENTS AND WAIVERS. No amendment, modification, termination or waiver of any provision of this Subsidiary Guaranty, and no consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective without the written concurrence of the Required Holders and, in the case of any such amendment or modification, each Subsidiary Guarantor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

         5.5 HEADINGS. Section and subsection headings in this Subsidiary Guaranty are included herein for convenience of reference only and shall not constitute a part of this Subsidiary Guaranty for any other purpose or be given any substantive effect.

         5.6 APPLICABLE LAW. THIS SUBSIDIARY GUARANTY AND THE RIGHTS AND OBLIGATIONS OF EACH SUBSIDIARY GUARANTOR AND NOTEHOLDERS HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         5.7 SUCCESSORS AND ASSIGNS. This Subsidiary Guaranty is a continuing guaranty and shall be binding upon each Subsidiary Guarantor and its successors and assigns. This Subsidiary Guaranty shall inure to the benefit of Noteholders and their respective successors and assigns. No Subsidiary Guarantor shall assign this Subsidiary Guaranty or any of the rights or obligations of such Subsidiary Guarantor hereunder without the prior written consent of all Noteholders. Any Noteholder may, without notice or consent, assign its interest in this Subsidiary Guaranty in whole or in part. The terms and provisions of this Subsidiary Guaranty shall inure to the benefit of any Transferee, and in the event of such transfer or assignment the rights and privileges herein conferred upon Noteholders shall automatically extend to and be vested in such Transferee, all subject to the terms and conditions hereof.

          5.8 CONSENT TO JURISDICTION AND SERVICES OF PROCESS. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY SUBSIDIARY GUARANTOR ARISING OUT OF OR RELATING TO THIS SUBSIDIARY GUARANTY MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK AND BY EXECUTION AND DELIVERY OF THIS SUBSIDIARY GUARANTY EACH SUBSIDIARY GUARANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS SUBSIDIARY GUARANTY. Each Subsidiary Guarantor hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such Subsidiary Guarantor at its address provided in subsection 5.2, such substituted service of process being hereby acknowledged by such Subsidiary Guarantor to be sufficient for personal jurisdiction in any action against such Subsidiary Guarantor in any such court and to be otherwise effective and binding service in every respect. Without limiting the foregoing, each Subsidiary Guarantor hereby appoints in the case of any such action or proceeding brought in the courts of or in the State of New York, CT Corporation, with offices on the date hereof at 1633 Broadway, New York, New York 10019, to receive, for it and on its behalf, service of process in the State of New York with respect thereto. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Noteholder to bring proceedings against any Subsidiary Guarantor in the courts of any other jurisdiction.

         5.9 WAIVER OF TRIAL BY JURY. EACH SUBSIDIARY GUARANTOR AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, THE NOTEHOLDERS EACH HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS SUBSIDIARY GUARANTY. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each Subsidiary Guarantor and, by its acceptance of the benefits hereof, the Noteholders each (i) acknowledges that this waiver is a material inducement for each Subsidiary Guarantor to enter into a business relationship, that each Subsidiary Guarantor has already relied on this waiver in entering into this Subsidiary Guaranty or accepting the benefits thereof, as the case may be, and that each will continue to rely on this waiver in their related future dealings and (ii) further warrants and represents that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSIDIARY GUARANTY. In the event of litigation, this Subsidiary Guaranty may be filed as a written consent to a trial by the court.

         5.10 NO OTHER WRITING. This writing is intended by each Subsidiary Guarantor as the final expression of this Subsidiary Guaranty and is also intended as a complete and exclusive statement of the terms of their agreement with respect to the matters covered hereby. No course of dealing, course of performance or trade usage, and no parol evidence of any nature, shall be used to supplement or modify any terms of this Subsidiary Guaranty. There are no conditions to the full effectiveness of this Subsidiary Guaranty.

         5.11 FURTHER ASSURANCES. At any time or from time to time, upon the request of Required Holders, any Subsidiary Guarantor shall execute and deliver such further documents and do such other acts and things as Required Holders may reasonably request in order to effect fully the purposes of this Subsidiary Guaranty.

         5.12 GROSS-UP. All payments whatsoever by any Subsidiary
Guarantor (the "Payor") under this Subsidiary Guaranty shall be made in the lawful currency of the United States of America (except for payment in respect of Notes denominated in a foreign currency in which case payment shall be made in the currencies in which each Note is denominated) free and clear of, and without reduction or liability for or on account of, any present or future taxes, levies, imposts, duties, fees, charges, restrictions, conditions, deductions or withholdings of any nature whatsoever imposed by or for a government or other authority having power to tax (other than income taxes of the United States) (hereinafter called "Tax") unless any withholding or deduction for or on account of Tax is required by law.

         If the Payor shall be obligated by law to make any such withholding or deduction for any Tax imposed, levied, collected, assessed or withheld by or within the jurisdiction in which the Payor is organized or resident for tax purposes or any political subdivision or taxing authority thereof or therein or by any other country or jurisdiction (or any taxing authority thereof or therein) from or through which payments hereunder by the Payor are actually made (each, a "Taxing Jurisdiction"), then the Payor will promptly (i) pay over to the relevant Taxing Jurisdiction the full amount required to be deducted, withheld or otherwise paid in by the Payor (including the full amount required to be deducted or withheld from or otherwise paid by the Payor in respect of any Additional Payment (as defined below) required to be made pursuant to clause (ii) hereof) and (ii) pay to each Person entitled under this Subsidiary Guaranty to receive the payment from which the amount referred to in clause (i) has been so deducted, withheld or otherwise paid such additional amount (the "Additional Payment") as is necessary in order that the amount received by such Person after any required deduction, withholding or other payment of Tax (including any required deduction, withholding or other payment of Tax on or with respect to such additional amount), shall equal the amount such Person would have received had no such deduction, withholding or other payment of Tax been paid. Any Person receiving an Additional Payment agrees to use its reasonable efforts to determine whether it actually received any foreign tax credits for U.S. income tax purposes by virtue of the Tax that gave rise to the Additional Payment, and if so, to determine the amount of such tax credit and to pay the same over to the Payor promptly after such final determination, it being understood, however, that (A) such determination shall be in the sole and absolute discretion of such receiving Person; (B) the Payor shall not have any audit or other rights with respect to such determination; (C) such receiving Person shall not be obligated to make such determination until it has actually filed its U.S. income tax return for the taxable period in which it received such Additional Payment; and (D) such receiving Person shall sustain no liability, and shall not otherwise be obligated for any errors in the determination of such foreign tax credit.

          5.13 JUDGMENT CURRENCY INDEMNITY. Any payment on account of an amount that is payable hereunder in Dollars or Dutch Guilders (the "Required Currency") which is made to or for the account of any Noteholder in the lawful currency of any other jurisdiction ("Currency"), whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of the Person obligated to make such payment shall constitute a discharge of such Person's obligation under this Subsidiary Guaranty, the Note Agreement or the Notes only to the extent of the amount of the Required Currency which such Noteholder could purchase in the New York foreign exchange markets with the amount of other Currency in accordance with normal banking procedures at the rate of exchange prevailing on the first Business Day following receipt of the payment first referred to above. If the amount of the Required Currency that could be so purchased is less than the amount of the Required Currency originally due to such Noteholder, the Person obligated hereunder to make such payment shall indemnify and save harmless such Noteholder from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Subsidiary Guaranty, the Note Agreement or the Notes, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such Noteholder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order. This paragraph shall survive the termination of this Subsidiary Guaranty, the Note Agreement, the Notes and the Parent Guaranty and the repayment in full of the Notes.

                  IN WITNESS WHEREOF, each Subsidiary Guarantor has caused this Subsidiary Guaranty to be duly executed and delivered as of the date first written above.

INMAC S.A.


By_________________________
Title:

Address:

INMAC HOLDINGS LIMITED


By_________________________
Title:

Address:

INMAC (U.K.) LIMITED


By_________________________
Title:

Address:

INMAC AKTIEBOLAG


By_________________________
Title:

Address:

INMAC GESELLSCHAFT MIT BESCHRANKTER HAFTUNG


By_________________________
Title:

Address: